UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Current Report Pursuant

to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005

EFJ, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21681	47-0801192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1440 Corporate Drive, Irving, TX 75038

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 819-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 2, 2005, the the Registrant filed a Current Report on Form 8-K (the “Original Filing”) in connection with the press release dated August 2, 2005, announcing financial results for the quarter ended June 30, 2005. The press release filed as Exhibit 99.1 of the Original Filing included two typographical errors relating to the earnings per share; specifically, the second sentence in the second paragraph in the press release should read “[t]his includes a non-cash benefit of $0.1 million, or $0.01 per share...” rather than “...$.1 per share...” and the third sentence in the third paragraph in the press release should read “... which includes a non-cash benefit of $0.5, or $0.02 per diluted share ...” rather than “... $0.2 per diluted share...” This Form 8-K/A amends the Original Filing and the corrected press release is attached hereto as Exhibit 99.1.

ITEM 9.01. EXHIBITS.

(c) The following is a list the exhibit filed herewith.

99.1      News release of EFJ, Inc. issued on August 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EFJ, INC.
(Registrant)

Date: August 2, 2005	By:	/s/ Jana Ahlfinger Bell
Jana Ahlfinger Bell
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

99.1      News release of EFJ, Inc. issued on August 2, 2005.